1 NASDAQ: WTBA Q3 2024 | Earnings Highlights

2 Certain statements in this presentation, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements may appear throughout this presentation. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: interest rate risk, including the effects of changes in interest rates; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as credit unions, “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including the level and impact of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in recent bank failures; changes in legal and regulatory requirements, limitations and costs including in response to the recent bank failures; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their business; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; talent and labor shortages; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of West Bancorporation, Inc. after the date hereof. Certain of the information contained herein may be derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. We cannot guarantee the accuracy of such information, however, and we have not independently verified such information. This presentation contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. This presentation includes reconciliations of non-GAAP financial measures to comparable GAAP financial measures. Disclaimers

3 3Q 2024 Financial Highlights (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” $26.26 NASDAQ: WTBA September 30, 2024 Closing Price: $19.01 3Q 2024 Price Range: $16.36 to $22.13 Cash Dividend Per Share Declared On October 23, 2024: $0.25 (payable on November 20, 2024) Annualized Dividend Yield: 5.26% Efficiency Ratio1 63.28% ROA 0.60% NPAs/Assets 0.01% ROE 10.41% NIM1 1.91% Diluted EPS $0.35 Net Income $6.0 million

4 • West Bancorporation, Inc. (the “Company”) is a publicly traded, financial holding company (NASDAQ: WTBA) established in 1984 whose sole subsidiary is West Bank, founded in 1893. • West Bank is headquartered in West Des Moines, Iowa and has 11 branches and commercial banking offices serving the greater Des Moines, Iowa area; eastern Iowa, which includes Iowa City and Coralville, Iowa; and southern Minnesota, which includes Rochester, Owatonna, Mankato, and St. Cloud, Minnesota. • The Company is a reliable, dividend paying community bank focused on commercial banking with $3.9 billion in assets. Our mission is to build strong relationships, build strong communities, and build upon our strong reputation to ensure our clients receive exceptional care, our communities receive outstanding support, and the loyalty of our employees and stockholders is rewarded. Company Profile and Mission • One of the Company's key competitive advantages is its client-centric approach to delivering strategic financial solutions to businesses, driven by the establishment of deep customer relationships and extensive experience in its markets. • First and foremost a community bank, West Bank has built a strong reputation for being responsive to local needs. West Bank employees place a high priority on community involvement, lending their time and talents to a long list of civic and community projects. Mission

5 Experienced Executive Leadership David D. Nelson Director/Chief Executive Officer/President Joined West Bank in 2010 Years in Banking: 41 Prior to joining the Company Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota. Harlee N. Olafson Chief Risk Officer/Executive Vice President Joined West Bank in 2010 Years in Banking: 46 Prior to joining the Company Mr. Olafson was the President of Southwest Minnesota Business Banking and President of Wells Fargo Bank Mankato in Mankato, Minnesota. Bradley P. Peters Executive Vice President West Bank Minnesota Group President Joined West Bank in 2019 Years in Banking: 39 Prior to joining the Company Mr. Peters was the Executive Vice President of Bremer Bank in Minnesota where he was responsible for new market expansion. Jane M. Funk Chief Financial Officer Executive Vice President/Treasurer Joined West Bank in 2014 Years in Banking & Public Accounting: 34 Ms. Funk has extensive experience in the community banking industry and public accounting. Brad L. Winterbottom Executive Vice President West Bank President Joined West Bank in 1992 Years in Banking: 44 Mr. Winterbottom has extensive experience in commercial lending and loan portfolio administration and knowledge of the Iowa business community. Todd A. Mather West Bank Chief Credit Officer Joined West Bank in 2019 Years in Banking: 28 Prior to joining West Bank, Mr. Mather spent 8 years at Bremer Bank in Minnesota as a Senior Credit Director and Group Senior Credit Manager.

6 Conservative Organic Growth with Successful Lift-Out Strategies David Nelson joins West Bank as CEO. Entered the Rochester, Minnesota market by hiring experienced bankers who had existing strong relationships with local business owners and creating an advisory community board made up of local business owners and leaders. Successful and profitable establishment of market presence led to construction of permanent commercial banking office in 2016. Crossed $2 billion in total assets. Expanded into St. Cloud, Mankato, and Owatonna, Minnesota with the same lift- out strategy used in Rochester, Minnesota. Successful and profitable establishment of market presence led to construction of permanent commercial banking offices in each of these three markets during 2022-2024. Crossed $3 billion in total assets. Opened new corporate headquarters building in West Des Moines, Iowa in April 2024. After being in the same leased space for fifty years, the new building consolidates the organization's operations under one roof, and provides space for future growth and enhanced business development opportunities. 2010 2013 2018 2019 2020 2024

7 Company Highlights – Commitment to Excellence West Bancorporation is a high performing company in U.S. community banking, well-versed in providing commercial banking services, including loans and lines of credit and all types of deposit services, to small- and medium-sized businesses in its Iowa and Minnesota markets. Established • A 132 year presence in the Des Moines, Iowa metropolitan area and is West Des Moines' oldest business of any type. • Long track record of growth and stability coupled with attractive financial returns and dividend yield. • Simple and consistent business model with a conservative operating philosophy and expense management controls. Strategy • Disciplined organic growth strategy with a track record of successful lift-out strategies. • Business model highlighted by focus on risk management and consistent execution. • Superior talent with business expertise in building relationships. Community Service & Philanthropy • In 2023, our employees volunteered over 8,000 hours of community service. • In 2023, the West Bancorporation Foundation and West Bank provided over $730,000 in total philanthropic contributions to more than 225 organizations.

8 Company Highlights – Commitment to Excellence West Bank is a commercially-focused financial institution operating in high quality markets in Iowa and Minnesota led by a deep and experienced management team with skills developed internally and with other large regional banking institutions. Credit Culture • Strict credit risk management with robust processes and experienced credit personnel. • 30 high quality commercial bankers with an average of 20 years of commercial banking experience. • Centralized committee structure that is agile and responsive to customer needs and an organizational structure that provides deep support of credit and administrative functions. • We are a local lender to local customers. Asset Quality & Risk Management • Proven credit culture with a history of strong asset quality. • Classified and watch list loan balance was 0.27% of the loan portfolio at September 30, 2024. • Nonperforming assets at September 30, 2024 totaled $233 thousand, or 0.01% of total assets. • Commercial real estate stress testing is completed quarterly. • Independent third party loan review performed semi-annually.

9 $2,813 $2,858 $2,950 $2,994 $2,991 $2,999 $3,021 3Q23 4Q23 1Q24 2Q24 3Q24 2Q24 3Q24 Loans • Loans increased $22.4 million in Q3 2024, primarily due to the funding of previously committed construction loans. • Quarterly average loans decreased $3.2 million compared to Q2 2024. • Commercial real estate loans are well diversified among various industry sectors. • Commercial office lending makes up 5.8% of the total loan portfolio, with only 1.2% located in the Des Moines metropolitan downtown area. • Loan yields increased 5 bps in Q3 2024 compared to Q2 2024 as loan originations and renewals priced at higher prevailing market rates compared to current portfolio rates. • 35% of the loan portfolio consists of variable-rate loans. Quarterly Highlights 5.19% 5.31% 5.49% 5.60% 5.65% Loans ($ in millions) Average Balances Period End Loan Yield %

10 Loan Mix C & I, 17% CRE - NOO, 36% CRE - OO, 13% Multi Family, 13% 1-4 Family, 3% C & D, 17% Consumer and other, 1% Loan Mix as of 9/30/24 Total Construction and Development and Commercial Real Estate Loans Sector Balance ($ in thousands) Multifamily $ 540,751 Medical 151,794 Warehouse & trucking terminals 261,725 Hotels 261,792 Mixed use 98,066 Office 175,911 Retail 250,028 Senior care/living 103,248 Residential 157,556 Land and land development 106,706 Other 283,071 Total $ 2,390,648

Deposits

Deposits ($ in millions)



$2,764
3.10%
$2,879
3.43%
$2,957
3.57%
$3,123
3.70%
$3,259
3.80%
$3,181
$3,279
3Q23
4Q23
1Q24
2Q24
3Q24
Average Balances
Deposit Cost %
2Q24
3Q24
Period End

Deposit Mix as of 9/30/24



Time Deposits, 12%
Brokered Deposits, 13%
Noninterest-Bearing, 16%
Interest-Bearing Demand, 13%
Savings and Money Market, 46%

Quarterly Highlights

- Total deposits increased $97.6 million in Q3 2024.
- Brokered deposits increased $55.6 million in Q3 2024.
- West Bank participates in the IntraFi® ICS and CDARS reciprocal deposit network which enables depositors to receive FDIC insurance coverage on deposits otherwise exceeding the maximum insurable amount.
- Estimated uninsured deposits, excluding deposits in the IntraFi® reciprocal deposit network, brokered deposits and public funds protected by state programs, were approximately 27.8% of total deposits at the end of Q3.
- Deposit costs increased 10 bps in Q3 2024 compared to Q2 2024.
- Deposit costs have continued to increase, although at a slowing pace, in response to sustained high short-term market rates and pricing competition from other financial institutions and brokerage firms.

West Bancorporation

11

12 Funding and Liquidity Cost of liability funding ($ in thousands) Cash and cash equivalents $ 157,803 Unpledged securities 104,043 FHLB borrowing availability 627,984 Unsecured lines of credit availability 75,000 Federal Reserve discount window availability 125,291 Total as of 9/30/2024 $ 1,090,121 $3,443 $3,463 $3,555 $3,703 $3,705 $572 $561 $530 $521 $529 $2,192 $2,318 $2,427 $2,602 $2,729 $679 $584 $598 $580 $447 Average Noninterest-Bearing Deposits Average Interest Bearing Deposits Average Borrowings 3Q23 4Q23 1Q24 2Q24 3Q24 3.38% 3.60% 3.70% 3.83% 3.84% Overall Funding Costs Sources of Liquidity West Bank also maintains master brokered deposit agreements with brokerage firms and access to one-way buy options through the IntraFi® deposit network. ($ in millions)

13 $108 $3 3Q23 4Q23 1Q24 2Q24 3Q24 Credit Quality $0.3 $0.3 $0.3 $0.5 $0.2 3Q23 4Q23 1Q24 2Q24 3Q24 $0.3 $0.3 $0.3 $0.5 $0.2 3Q23 4Q23 1Q24 2Q24 3Q24 $28.1 $28.3 $28.3 $28.4 $29.4 3Q23 4Q23 1Q24 2Q24 3Q24 Net Charge-Offs (Recoveries) ($ in thousands) Substandard Loans ($ in millions) Nonaccrual Loans ($ in millions) Allowance for Credit Losses ($ in millions) 0.99% 0.97% 0.95% 0.95% 0.97% ACL/Loans % $(9) $(31) $(49)

14 Net Interest Income (1) Presented on a fully taxable equivalent basis; see Appendix for “Non-GAAP Financial Measures.” $16.6 $16.4 $16.8 $17.2 $18.0 3Q23 4Q23 1Q24 2Q24 3Q24 Net Interest Income ($ in millions) 1.91% 1.87% 1.88% 1.86% 1.91% Net interest margin %(1) Net interest income increased $0.8 million in Q3 2024 compared to Q2 2024 • Loan interest income increased $0.8 million. • Deposit interest expense increased $2.1 million. • Interest expense on federal funds purchased and other short-term borrowings decreased $1.8 million. Net interest margin increased 5 bps in Q3 2024 • Loan yields increased 5 bps in the third quarter of 2024 compared to the second quarter of 2024. • Estimated investment portfolio cash flows for the next 12 months are $51.4 million with a roll-off interest rate of 2.02%.

15 8.8% 8.7% 8.7% 8.7% 8.8% 12.0% 11.9% 11.8% 11.8% 11.9% 3Q23 4Q23 1Q24 2Q24 3Q24 8.6% 8.5% 8.4% 8.1% 8.2% 11.0% 10.9% 10.7% 10.3% 10.3% 3Q23 4Q23 1Q24 2Q24 3Q24 9.4% 9.3% 9.2% 9.3% 9.4% 12.0% 11.9% 11.8% 11.8% 11.9% 3Q23 4Q23 1Q24 2Q24 3Q24 12.0% 11.9% 11.8% 11.9% 12.0% 12.9% 12.8% 12.6% 12.7% 12.7% 3Q23 4Q23 1Q24 2Q24 3Q24 Regulatory Capital Ratios Note: Lines depict well-capitalized levels.Company West Bank Total Risk-Based Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio Tier 1 Leverage Ratio 6.5% 10% 8% 5%

Appendix
Non-GAAP Financial Measures

(in thousands)	As of and for the Quarter Ended				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:					
Net interest income (GAAP)	$ 17,960	$ 17,230	$ 16,750	$ 16,361	$ 16,634
Tax-equivalent adjustment [(1)]	29	55	82	95	113
Net interest income on a FTE basis (non-GAAP)	17,989	17,285	16,832	16,456	16,747
Average interest-earning assets	3,749,688	3,731,674	3,595,954	3,487,799	3,478,053
Net interest margin on a FTE basis (non-GAAP)	1.91 %	1.86 %	1.88 %	1.87 %	1.91 %
Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:					
Net interest income on a FTE basis (non-GAAP)	$ 17,989	$ 17,285	$ 16,832	$ 16,456	$ 16,747
Noninterest income	2,359	2,346	2,299	1,898	2,822
Adjustment for realized securities losses, net	—	—	—	431	—
Adjustment for losses on disposal of premises and equipment, net	26	21	—	24	3
Adjusted income	20,374	19,652	19,131	18,809	19,572
Noninterest expense	12,892	13,194	11,868	12,161	11,905
Efficiency ratio on an adjusted and FTE basis (non-GAAP) [(2)]	63.28 %	67.14 %	62.04 %	64.66 %	60.83 %

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.

(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.

W West Bancorporation

Appendix